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                                   Exhibit L

                        QUANTUM INDUSTRIAL PARTNERS LDC

                           LIMITED POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENT, that the undersigned QUANTUM INDUSTRIAL
PARTNERS LDC (the "Company"), an exempted limited duration company existing and operating under the laws of the Cayman Islands does, pursuant to a duly adopted resolution of its Managing Director, hereby designate, constitute and appoint:

           GARY GLADSTEIN, SEAN WARREN, DEBBY SHARP AND MICHAEL NEUS

acting singly and not jointly, as its true and lawful agent and attorney-in-fact to negotiate, execute and deliver all such agreements, deeds, instruments, receipts, certificates and other documents, and to take all such other actions, as each attorney-in-fact considers necessary or advisable, in his or her sole discretion, in connection with the purchase, holding and disposition of an investment by the Company in Perkin-Elmer Corporation.

Each attorney-in-fact is hereby authorized and empowered to perform all other acts and deeds, which he or she in his or her sole discretion deems necessary or appropriate to carry out to the fullest extent the terms and the intent of the foregoing. All prior acts of each attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company has caused this document to be execute this 18th day of January, 1996.

                                        QUANTUM INDUSTRIAL PARTNERS LDC



                                        /s/ Edmund Hook/Hans Grootjen
                                        -------------------------------
                                        Curacao Corporation Company N.V.
                                        Managing Director